Exhibit 23.1

Report on Financial Statement Schedule

and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Pope & Talbot, Inc. and Subsidiaries:

The audits referred to in our report dated March 14, 2005, with respect to the consolidated financial statements of Pope & Talbot, Inc., included the related financial statement schedule as of December 31, 2004, and for each of the years in the three-year period ended December 31, 2004, included in the Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-120188) and Forms S-8 (File Nos. 333-92255, 33-34996, 333-04223, 333-72737, 33-64764, 333-60586 and 333-121397) of Pope & Talbot, Inc. and subsidiaries of our reports dated March 14, 2005, relating to the consolidated financial statements and related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in the Annual Report on Form 10-K of Pope & Talbot, Inc. and subsidiaries for the year ended December 31, 2004.

Our report dated March 14, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion Pope & Talbot, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of a material weakness on the achievement of the objectives of the internal control criteria and contains an explanatory paragraph that states that there was inadequate management review of income tax accounts and the tax provision.

KPMG LLP

Portland, Oregon

March 14, 2005